EXHIBIT 10.12



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                 AMENDED AND RESTATED TERM LOAN PROMISSORY NOTE

$288.888.96                                                        July 10, 2000

         FOR VALUE RECEIVED, AVATAR SYSTEMS, INC., a Texas corporation ("Borrower"), promises to pay to the order of BANK ONE, TEXAS, N.A. ("Payee"), pursuant to the terms and conditions set forth herein, TWO HUNDRED EIGHTY-EIGHT THOUSAND EIGHT HUNDRED EIGHTY-EIGHT and 96/100 DOLLARS ($288,888.96). Borrower also promises to pay interest on the unpaid principal amount of this Amended and Restated Term Loan Promissory Note (this "Note") at the rates and at the times set forth below:

         Rate of Interest. Absent an Event of Default as provided in that certain Amended and Restated Loan Agreement executed by and between Borrower and Payee, dated as of even date herewith (the "Loan Agreement"; capitalized terms used herein without definition shall have the meanings assigned to them in the Loan Agreement), the unpaid principal balance of the Note shall bear interest at an annual rate equal to the lesser of (a) the Bank Rate plus one percent (1%), or (b) the highest rate permitted by applicable laws (the "Maximum Rate"). The "Bank Rate" shall mean the per annum rate of interest (rounded upward, if necessary, to the nearest 0. 0 1 %) announced or quoted by Payee from time to time as its prime rate for commercial loans to its customers, as determined by Payee (with the understanding that such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by Bank). Interest on this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

         Scheduled Payments of Principal and Interest. Accrued and unpaid interest shall be due and payable on the first day of each month hereafter. Unless sooner due and payable, or unless accelerated, as provided in the Loan Agreement, the unpaid principal balance of the Note shall be due and payable in twenty (20) equal monthly installments of $14,444.44, commencing July 31, 2000, and continuing through February 28, 2002 (the "Maturity Date"). On the Maturity Date, a final payment of all accrued and unpaid interest on the Note shall be due and payable. All payments of principal and interest due in respect to this Note shall be made without deduction, defense, set-off or counterclaim, in lawful money of the United States of America, and in same day funds and delivered to Payee at 1717 Main Street, 4th Floor, Dallas, Texas, 75201, or at such other place as shall be designated by notice for such purpose in accordance with the terms of the Loan Agreement.

         Whenever any payment of principal or interest on this Note shall be stated to be due on a day other than a day when Payee is open for business (a "Business Day"), such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

         Payment Upon Event of Default. Upon the occurrence of an Event of Default, (i) the unpaid balance of the principal amount of this Note, together with all interest accrued hereon may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement and Loan Documents. Upon an Event of Default, and beginning on the date of such Event of Default, the unpaid principal balance of the Note shall bear interest at the Maximum Rate.

AMENDED AND RESTATED TERM LOAN PROMISSORY NOTE-PAGE 1

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         Payment of  Expenses/Waivers.  Borrower  promises  to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and, enforcement of this Note. Borrower hereby waives diligence, presentment, protest, demand, notice of intent to accelerate, notice of acceleration and any other notice of every kind (except such notices as may be required under the Loan Agreement) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         Maximum Rate of Interest. Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the highest rate permitted by applicable laws (the "Maximum Rate"), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (1) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (111) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Loan Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the fall contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

         THIS NOTE SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         THIS NOTE, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         This Note amends, modifies and restates, but does not extinguish, the indebtedness evidenced by that certain Term Loan Promissory Note, dated as of August 26, 1998, in the stated principal amount of Five Hundred Twenty Thousand Dollars and No Cents ($520,000.00), executed by Avatar Systems, Ltd., a Texas limited partnership, and payable to the order of Payee.

                            (Signature Page Follows)

AMENDED AND RESTATED TERM LOAN PROMISSORY NOTE-PAGE 2

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         IN WITNESS  WHEREOF,  Borrower  has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.

                                       AVATAR SYSTEMS, INC.,
                                       a Texas corporation


                                       By /s/ Robert C. Shreve, Jr.
                                          --------------------------------------
                                       Name:    Robert C. Shreve, Jr.
                                       Title:   President



AMENDED AND RESTATED TERM LOAN PROMISSORY NOTE - Signature Page